                                                                   EXHIBIT 10.15


                      SECOND AMENDMENT TO LEASE AGREEMENT

     This Second Amendment to Lease Agreement ("Amendment") is entered into as of May 6, 1999, by and between KOLL/INTEREAL BAY AREA, a California general partnership ("Landlord"), and IGS TECHNOLOGIES, INC., a California corporation ("Tenant"), formerly known as InteGraphics System, Inc., with reference to the following facts:

                                   Recitals
                                   --------

     A. Landlord and Tenant entered into that certain lease agreement dated October 27, 1995, as amended by that certain First Amendment to Lease Agreement dated as of January 15, 1999 (said lease agreement as amended by said amendment is referred to herein as the Lease), for premises located in the City of Santa Clara, County of Santa Clara, State of California, more particularly described in the Lease and commonly known as 4001 Burton Drive ("Premises").

     B. Landlord and Tenant now wish to further amend the Lease to extend the existing term of the Lease for an additional five (5) years as more particularly set forth hereinbelow.

     NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                           Amendments and Agreements
                           -------------------------

     1.   Recitals. All of the above recitals are true and correct.
          --------

     2.   Definitions. Unless otherwise defined in this Amendment, all
          -----------
capitalized terms used in this Amendment which are not defined in this Amendment shall have the same meaning and definition given them in the Lease.

     3.   Extension of Term. The existing term of the Lease is hereby extended
          -----------------
for an additional five (5) years commencing on August 1, 1999 and expiring on July 31, 2003 ("Extension Period"). All references in the Lease and in this Amendment to "Term" shall mean the existing term of the Lease as extended through the Extension Period.

     4.   Monthly Rent. Net Monthly Rent for each and every month of the
          ------------
Extension Period shall be as follows:

               Months of Term                          Net Monthly Rent
               --------------                          ----------------

               1 through 12                            $25,567.23 per month/NNN
               13 through 24                           $27,216.75 per month/NNN
               25 through 36                           $29,691.00 per month/NNN
               37 through 48                           $32,165.25 per month/NNN

     5.   Additional Security Deposit. Concurrently with Tenant's execution of
          ---------------------------
this Amendment, Tenant shall deposit with Landlord the sum of Eighteen Thousand One Hundred Forty-Four and 50/100ths Dollars ($16,495) ("Additional Security Deposit") as an additional security deposit under the Lease. All references in the Lease to "Security Deposit" shall mean the existing cash security deposit under the Lease in the amount of Fifteen Thousand Six Hundred Seventy and 25/100ths Dollars ($15,670.25) and the Additional Security Deposit.

     6.   As Is. Tenant shall lease the Premises for the Extension Period in its
          -----
"AS IS" condition on the date of the commencement of the Extension Period. Landlord shall have no obligation to make any improvements, alterations, modifications, repairs or refurbishments of any nature whatsoever to the Premises as a condition to or in connection with Tentant's lease of the Premises for the Extension Period.

     7.   Brokers. Each of Landlord and Tenant represent and warrant to the
          -------
other that neither it nor its officers, partners, agents, or anyone acting on behalf of it, has dealt with any real estate broker in the negotiating or making of this Amendment, except that Landlord has dealt with CB Richard Ellis, Inc., a Delaware corporation ("CBRE"), in the negotiating and making of this Amendment. Each of Landlord and Tenant agree to indemnify and hold the other harmless from any claims, costs, or expenses, including reasonable attorneys' fees and costs, incurred by the indemnified party in conjunction with any claim of any broker to a commission in connection with this Amendment as a result of the acts or omissions of the indemnifying party. Any commission or other compensation due CBRE in connection with this Amendment shall be paid by Landlord.

     8.   Inconsistency. In the event of any inconsistency or conflict between
          -------------
the terms of this Amendment and the terms of the Lease with respect to the matters which are the subject of this Amendment, the terms of this Amendment shall control.

     9.   Ratification. Except as amended by this Amendment, the terms and
          ------------
provisions of the Lease are hereby ratified, confirmed, and shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first hereinabove written.

                                LANDLORD:



                                KOLL/INTEREAL BAY AREA,
                                a California general partnership

                                By:  CB Richard Ellis, Inc.,
                                     a Delaware corporation
                                Its: Managing Agent

                                By:  /s/ Leland A. Waller Jr.
                                     ------------------------

                                Its:   Director
                                     ------------------------

                                TENANT:

                                IGS TECHNOLOGIES, INC.,
                                a California Corporation


                                By: /s/ John O'Shea
                                    -------------------------

                                Its:  V.P. CFO
                                    -------------------------

                                By:__________________________

                                Its:_________________________

JLA CREDIT CORPORATION                                                  COPY

Lease # 141472-
        -------------
Application # 954608

                                  SCHEDULE A

Lessee:   INTEGRAPHICS SYSTEMS, INC.

Equipment Location: 4001 Benton Drive
                    Santa Clara, CA 95054

Equipment Description:

     Quantity    Description
     --------    -----------

     (34)        HON, 8x8 Cubicles, partitions only, includes electrical
     (42)        62x60 Panels
     (1)         62x48 Panel
     (9)         3 Way Connectors
     (12)        End Caps
     (25)        180 Degree Connectors
     (4)         HON, 8x8 Cubicles, partitions only, includes electrical
     (1)         48x48x24 Corner to match HON Wilsonart 1500N-60 Gray
     (1)         24x48 Worksurface, T-Mold
     (2)         HON 24" Cantilever Bracket
     (2)         HON Worksurface Bracket Kit
     (6)         HON 62 x 36 Panel - P Top
     (6)         64" Corner Connector 90 Degree
     (1)         HON 43 x 24 Panel - P Top
     (2)         HON 42 x 36 Panel - P Top
     (4)         HON 42 x 48 Panel - P Top
     (3)         HON 42" Straight Connector
     (3)         HON 43" Ell Connector
     (2)         HON 42" End Cover
     (2)         HON B/B/F Pedestal 22D
     (1)         HON 72 x 24D Worksurface
     (2)         HON Base Feed
     (2)         HON Bracket
     (1)         HON Countertop 72" Straight
     (11)        64" Corner Connector 90 Degree
     (14)        HON 64" x 36" Panel
     (62)        238 Gray Mix Fabric
     (1)         HON 64" Cross Connector
                                                        Lessee's Initials:  K.L.
                                                                            ----